KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE

CRANBURY, NEW JERSEY – February 18, 2013 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in Western Europe, Eastern Europe and Turkey.

Effective March 1, 2013, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in Western Europe and Turkey will be increased by a minimum of 200 Euro per metric ton (or equivalent in other currencies).

In the US dollar markets of Eastern Europe, the price increase will be 250 US$ per metric ton.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

*****